Larry O'Donnell, CPA, P.C.
Telephone (303) 745-4545                                                                                                                                          2228 South Fraser Street
Fax (303) 369-9384                                                                                                                                                                          Unit I
Email larryodonnellcpa@msn.com                                                                                                                                    Aurora, Colorado    80014
www.larryodonnellcpa.com

November 4, 2009

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

We have read the statements made by Diamond Information Institute, Inc. which we understand will be filed with Securities and Exchange Commission pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Diamond Information Institute, Inc. dated October 27, 2009.

We agree with the statements concerning our Firm pertaining to the Item 4.01 disclosure in such Form 8-K.

Very truly yours,

/s/Larry O'Donnell

Larry O’Donnell, CPA, PC